Braze Appoints Fernando Machado to Board of Directors

Tenured Global CMO Brings Relevant Marketing Industry Experience to Board

NEW YORK, April 4, 2023 – Braze (Nasdaq: BRZE), the comprehensive customer engagement platform that powers interactions between consumers and the brands they love, today announced the appointment of Fernando Machado, NotCo Global Chief Marketing Officer, to its Board of Directors. Fernando will replace Matthew Jacobson, who joined Braze's board in 2017, in connection with the company’s Series D, led by ICONIQ. Doug Pepper will continue to represent ICONIQ, a large Braze shareholder, on the company’s Board of Directors.

“Fernando is a visionary who has led some of the world’s best brands and created award-winning, innovative marketing campaigns leveraging sophisticated customer engagement strategies,” said Bill Magnuson, Cofounder and CEO of Braze. “Fernando has a strong conviction for how the interplay of creativity and technology can create brilliant experiences that delight consumers, build brand loyalty, and accelerate business outcomes. He brings tremendous marketing industry experience to our Board of Directors.”

Fernando is an award-winning marketing innovator, providing inspiration on the basis of his creative genius, as well as a passion for growing brands and businesses. With nearly 30 years of experience, he has a strong reputation for his distinctive propositions, innovation, design, technology, and overall marketing approach. Fernando Machado is currently the global chief marketing officer of NotCo, the international plant-based food tech unicorn transforming the food industry by delivering elevated plant-based options to consumers. Before heading to NotCo, Machado spent two years as chief marketing officer at Activision Blizzard, where he was responsible for the marketing initiatives of some of the most exciting titles in the gaming industry. Additionally, Fernando served as CMO for Restaurant Brands International (RBI) across brands like Burger King, Popeyes and Tim Hortons, where he oversaw award-winning campaigns such as the Burger King Whopper Detour which garnered three Grand Prix wins, including the coveted Titanium Grand Prix, at the 2019 Cannes Lions International Festival of Creativity. Prior to Restaurant Brands International, he worked for 18 years at Unilever, where he climbed the ranks by working on different product categories and brands.

“I’ve seen firsthand how Braze makes it possible for brands to bring relevant and meaningful real-time customer experiences to life, and I’m excited to continue working closely with the market leader in customer engagement,” said Machado. “It's imperative for brands to be able to pair creativity, data, and technology together to create memorable experiences that stand out from the competition, and nobody does this better than Braze.”

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the future growth of Braze. These forward-looking statements are based on the current assumptions, expectations and beliefs of Braze, and are subject to substantial risks, uncertainties and changes in circumstances that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Further information on potential factors that could affect Braze results are included in Braze’s Annual Report on Form 10-K for the fiscal year ended January 31, 2023, filed with the U.S. Securities and Exchange Commission on March 31, 2023, and the other public filings of Braze with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release represent the views of Braze only as of the date of this press release, and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze
Braze is a leading comprehensive customer engagement platform that powers interactions between consumers and brands they love. With Braze, global brands can ingest and process customer data in real time, orchestrate and optimize contextually relevant, cross-channel marketing campaigns and continuously evolve their customer engagement strategies. Braze has been recognized as one of Fortune’s 2022 Best US Workplaces in Technology, Fortune’s 2022 Best US Workplaces for Women, 2022 UK Best Workplaces for Women by Great Place to Work, and Fortune's 2022 Best US Workplace for Millennials. The company is headquartered in New York with offices in Austin, Berlin, Chicago, London, Paris, San Francisco, Singapore, and Tokyo. Learn more at braze.com.

Media Contact
Hannah Blackington
Director, Global Communications
press@braze.com